UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 17, 2018

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208293	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                Emerging growth company       X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2018, Canbiola, Inc. (the “Company”) entered into a series of agreements with Dr. David Weissberg (“Weissberg”), including a Consulting Agreement and Referral Agreement.

Pursuant to the Consulting Agreement, Weissberg agreed to provide product development, medical advisory and marketing consulting services for a term beginning on September 17, 2018 and ending on September 17, 2020, unless earlier terminated pursuant to the Consulting Agreement. He will also serve on the Company’s Medical Advisory Board. As compensation for his services under the Consulting Agreement, the Company agreed to issue Weissberg a total of 1,000,000 shares of common stock (the “Consulting Shares”), which will be issued pursuant to a vesting schedule of 250,000 on September 17, 2018, December 17, 2018, March 17, 2019, and June 17, 2019. Pursuant to the Referral Agreement, Weissberg will refer potential customers to the Company for a fee of 10% of the net value of the goods and services sold by the Company to the referred customers. Weissberg may convert his commissions into common stock of the Company at a 45% discount to market. The agreements otherwise contain standard representations and warranties.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the Company’s issuances of common shares to Weissberg contained in Item 1.01 above is incorporated herein by reference.

All above referenced shares are issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: September 20, 2018	By:	/s/ Marco Alfonsi Marco Alfonsi, CEO

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